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                                                                                                                      Exhibit 99(ii)
                                                       NACCO Industries, Inc.
                                                Unaudited Consolidating Balance Sheet
                                                          December 31, 1999
                                                            (In millions)

                                                                                                           NACoal
                                                                              ---------------------------------------------------
                                                                                    Project          NACoal
                                                                                    Mining          excl Proj
                                                                     NMHG        Subsidiaries         Mines         Consolidated
                                                              ---------------  ----------------   -------------   ----------------
Current Assets
    Cash and cash equivalents                                        $ 31.1             $ 2.2             $ -              $ 2.2
    Accounts receivable, net                                          168.7              15.7             1.3               17.0
    Intercompany accounts receivable                                      -                 -             3.6                3.6
    Intercompany note receivable                                       10.0               2.7               -                2.7
    Inventories                                                       270.4              29.9             2.1               32.0
    Prepaid expenses and other                                         32.7              10.1            (7.8)               2.3
                                                              ---------------  ----------------   -------------   ----------------
                                                                      512.9              60.6            (0.8)              59.8

Property, Plant and Equipment, net                                    268.9             270.1            24.3              294.4

Deferred Charges
    Goodwill, net                                                     359.5                 -               -                  -
    Deferred costs and other                                           17.5              39.5             9.5               49.0
    Deferred income taxes                                               4.0                 -               -                  -
                                                              ---------------  ----------------   -------------   ----------------
                                                                      381.0              39.5             9.5               49.0

Other Assets                                                           15.8              21.8            31.3               53.1
                                                             ---------------  ----------------   -------------   ----------------
                                                 Total Assets      $1,178.6           $ 392.0          $ 64.3            $ 456.3
                                                             ===============  ================   =============   ================

Current Liabilities
    Accounts payable                                                $ 195.3            $ 10.7           $ 6.7             $ 17.4
    Intercompany accounts payable                                      (3.8)              0.9               -                0.9
    Revolving credit agreements                                        12.3                 -            15.2               15.2
    Current maturities of long-term debt                               12.4              20.1               -               20.1
    Accrued income taxes                                                  -                 -             0.8                0.8
    Accrued payroll                                                    22.8                 -             7.1                7.1
    Accrued warranty obligations                                       35.8                 -               -                  -
    Intercompany notes payable                                            -                 -               -                  -
    Intercompany interest payable                                         -                 -               -                  -
    Other current liabilities                                          91.8              25.4            (3.4)              22.0
                                                             ---------------  ----------------   -------------   ----------------
                                                                       366.6             57.1            26.4               83.5

Long-term Debt                                                        246.0                 -               -                  -

Obligations of Project Mining Subsidiaries                                -             289.2               -              289.2

Self-insurance Reserves and Other                                      93.2              42.0            11.0               53.0

Minority Interest                                                       4.1                 -             7.4                7.4
Stockholders' Equity                                                  468.7               3.7            19.5               23.2
                                                             ---------------  ----------------   -------------   ----------------
                  Total Liabilities and Stockholders' Equity       $1,178.6           $ 392.0          $ 64.3            $ 456.3
                                                             ===============  ================   =============   ================



                                                                                    NACCO &                        Consolidated
                                                                 Housewares         Other             Elims            NACCO
                                                              ---------------  ----------------   -------------   ----------------
Current Assets
    Cash and cash equivalents                                          $ 2.9            $ -            $ -          $ 36.2
    Accounts receivable, net                                           106.5            3.7           (3.7)          292.2
    Intercompany accounts receivable                                     0.1            6.1           (9.8)              -
    Intercompany note receivable                                           -           36.0          (48.7)              -
    Inventories                                                         87.9              -              -           390.3
    Prepaid expenses and other                                          18.3          (35.8)          36.0            53.5
                                                              ----------------  -------------  -------------   -------------
                                                                       215.7           10.0          (26.2)          772.2

Property, Plant and Equipment, net                                      60.8            1.3              -           625.4

Deferred Charges
    Goodwill, net                                                       89.9              -              -           449.4
    Deferred costs and other                                             0.2              -              -            66.7
    Deferred income taxes                                                6.1           35.2          (16.1)           29.2
                                                              ----------------  -------------  -------------   -------------
                                                                        96.2           35.2          (16.1)          545.3

Other Assets                                                             0.1            1.1              -            70.1
                                                             ----------------  -------------  -------------   -------------
                                                 Total Assets        $ 372.8         $ 47.6        $ (42.3)      $ 2,013.0
                                                             ================  =============  =============   =============

Current Liabilities
    Accounts payable                                                  $ 43.3          $ 2.1         $ (3.7)        $ 254.4
    Intercompany accounts payable                                        4.3            8.4           (9.8)              -
    Revolving credit agreements                                         29.1              -              -            56.6
    Current maturities of long-term debt                                   -              -              -            32.5
    Accrued income taxes                                                 1.4            2.2              -             4.4
    Accrued payroll                                                     13.8            3.3              -            47.0
    Accrued warranty obligations                                         0.2              -              -            36.0
    Intercompany notes payable                                             -           12.7          (12.7)              -
    Intercompany interest payable                                          -              -              -               -
    Other current liabilities                                           30.1            8.3              -           152.2
                                                             ----------------  -------------  -------------   -------------
                                                                       122.2           37.0          (26.2)          583.1

Long-term Debt                                                          80.3              -              -           326.3

Obligations of Project Mining Subsidiaries                                 -              -              -           289.2

Self-insurance Reserves and Other                                        6.4          104.2          (16.1)          240.7

Minority Interest                                                          -              -              -            11.5
Stockholders' Equity                                                   163.9          (93.6)             -           562.2
                                                             ----------------  -------------  -------------   -------------
                  Total Liabilities and Stockholders' Equity         $ 372.8         $ 47.6        $ (42.3)      $ 2,013.0
                                                             ================  =============  =============   =============
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